Exhibit 99.1

CONTACTS:	Dennis M. Oates	Ross C. Wilkin	Brian M. Rayle
	Chairman,	VP Finance, CFO	Managing Director
	President and CEO	and Treasurer	Libertatis Consulting
	(412) 257-7609	(412) 257-7662	(440) 827-2019

FOR IMMEDIATE RELEASE:

UNIVERSAL STAINLESS REPORTS FOURTH QUARTER 2016 RESULTS

•	Fourth Quarter Net Sales Total $34.2 Million, up 7.8% Versus the Fourth Quarter of 2015

•	Fourth Quarter Net Loss Totals $0.22 per Diluted Share, Improved from a Net Loss per Diluted Share of $0.48 in the Fourth Quarter of 2015

•	Fourth Quarter Gross Margin was 9.1% of Sales, Improved From a Negative 2.8% of Sales in the Fourth Quarter of 2015

•	Order Entry Increases 16.7% from the Fourth Quarter of 2015

•	Quarter-End Backlog of $43.8 Million Increases 14.5% from the Fourth Quarter of 2015

BRIDGEVILLE, PA January 25th, 2017 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported results for the fourth quarter of 2016 showing broad-based improvement on several measures compared with the fourth quarter of 2015, including increases in sales, order entry, backlog, and gross margin. The marketplace in which we operate continued to be challenging with cautious buying and customer year-end inventory management. However, we have achieved alignment of our input costs and surcharges, improved operating margins, and have positioned the Company for growth and return to profitability as market conditions improve.

Net sales for the fourth quarter of 2016 were $34.2 million, up 7.8% compared with the fourth quarter of 2015, but down 13.9% sequentially from the third quarter of 2016, with the sequential decrease primarily from lower sales to the Aerospace end market, driven by customers’ planned reductions of year-end inventory levels.

Backlog (before surcharges) at December 31, 2016 was $43.8 million, up 11.2% from $39.4 million at the end of the 2016 third quarter, and up 14.5% from $38.2 million at the end of the 2015 fourth quarter. Backlog at December 31, 2016 specific to premium alloys was up 66% compared with the end of the 2016 third quarter, and up 49% compared with the end of the 2015 fourth quarter. Sales of premium alloys in the fourth quarter of 2016 totaled $3.1 million, or 9.1% of sales, compared with $3.9 million, or 12.3% of sales, in the fourth quarter of 2015, and $3.4 million, or 8.6% of sales, in the third quarter of 2016.

For full year 2016, net sales were $154.4 million, compared with $180.7 million in 2015. Premium alloy sales in 2016 were $14.4 million, or 9.3% of sales, compared with $17.6 million, or 9.7% of sales, in 2015.

The Company’s gross margin for the fourth quarter of 2016 was $3.1 million, or 9.1% of sales, improved from a negative $0.9 million, or a negative 2.8% of sales, in the fourth quarter of 2015. The dramatic improvement from the fourth quarter of 2015 reflects the benefit of operational efficiencies and productivity, and better alignment of melt costs and surcharges. In the third quarter of 2016, gross margin was $4.7 million, or 11.9% of sales, reflecting the benefit of higher sales.

For full year 2016, gross margin improved to $13.5 million, or 8.8% of sales, compared with $9.6 million, or 5.3% of sales, in 2015. The improvement for the full year also reflects the benefit of operational efficiencies and productivity, and better alignment of melt costs and surcharges.

The Company’s net loss for the fourth quarter of 2016 was $1.6 million, or $0.22 per diluted share, significantly improved from a net loss of $3.4 million, or $0.48 per diluted share, in the fourth quarter of 2015. For full year 2016, the net loss was $5.3 million, or $0.74 per diluted share, improved from a net loss of $20.7 million, or $2.92 per diluted share, in 2015. The net loss in 2015 included an after tax goodwill impairment charge of $13.1 million, or $1.85 per diluted share.

The Company’s adjusted EBITDA for the fourth quarter of 2016 was $3.6 million, substantially improved from a negative $0.5 million in the fourth quarter of 2015, but lower compared with $5.0 million in the third quarter of 2016. The sequential decline in the fourth quarter of 2016 is primarily a result of lower sales compared with the third quarter of 2016. For full year 2016, adjusted EBITDA was $15.5 million, an improvement from $10.2 million in 2015.

The Company’s fourth quarter total debt of $72.6 million increased by $1.0 million, compared with the third quarter of 2016, but declined by $3.3 million for full year 2016. Capital expenditures for the fourth quarter were $1.3 million, and for the full year 2016 were $4.4 million.

Chairman, President and CEO Dennis Oates commented: “Despite the expected slow finish to 2016, we are pleased to see improving trends in bookings and backlog coupled with a more favorable domestic specialty steel demand outlook going forward. As previously noted, 2016 was a transition year and business evolved with modest improvements in market demand from the cycle lows. In the latter part of 2016, demand was tempered by uncertainty surrounding the outcome of the election and inventory reductions by several customers.

“As we start 2017, we are fully focused on capturing opportunities presented to us by the improving marketplace while continuing to advance the transformation of Universal Stainless through our move to higher value, higher margin premium alloys. We are optimistic that increased sales volume and further productivity initiatives will translate into improved profitability as business conditions improve and we further utilize our mills going forward. We remain committed to returning the business to sustained profitability through topline improvement and operational enhancements.”

Webcast

The Company has scheduled a conference call for today, January 25, 2017, at 10:00 a.m. (Eastern) to discuss fourth quarter 2016 results. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the first quarter of 2017.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and other non-cash generating activity such as impairments and the write-off of deferred financing costs. We believe excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

-TABLES FOLLOW-

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Sales
Stainless steel	$23,048	$21,965	$112,118	$135,945
High-strength low alloy steel	2,241	2,775	13,180	16,045
Tool steel	6,469	3,064	19,179	16,197
High-temperature alloy steel	1,415	2,576	6,057	7,557
Conversion services and other sales	986	1,316	3,900	4,916

Total net sales	34,159	31,696	154,434	180,660
Cost of products sold	31,060	32,587	140,921	171,065

Gross margin	3,099	(891)	13,513	9,595
Selling, general and administrative expenses	4,549	4,533	17,482	19,406
Goodwill impairment	—	—	—	20,268

Operating loss	(1,450)	(5,424)	(3,969)	(30,079)
Interest expense	928	511	3,659	2,324
Deferred financing amortization	64	199	1,015	566
Other (income) expense	20	(241)	230	(153)

Loss before income taxes	(2,462)	(5,893)	(8,873)	(32,816)
Benefit for income taxes	(877)	(2,497)	(3,526)	(12,144)

Net loss	$(1,585)	$(3,396)	$(5,347)	$(20,672)

Net loss per common share—Basic	$(0.22)	$(0.48)	$(0.74)	$(2.92)

Net loss per common share—Diluted	$(0.22)	$(0.48)	$(0.74)	$(2.92)

Weighted average shares of common stock outstanding
Basic	7,206,753	7,092,233	7,193,300	7,069,954
Diluted	7,206,753	7,092,233	7,193,300	7,069,954

MARKET SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Sales
Service centers	$23,744	$19,133	$108,582	$121,090
Forgers	2,557	2,691	13,441	15,143
Rerollers	3,125	4,161	12,481	17,848
Original equipment manufacturers	3,747	4,395	16,030	21,663
Conversion services and other sales	986	1,316	3,900	4,916

Total net sales	$34,159	$31,696	$154,434	$180,660

Tons shipped	7,582	5,966	31,372	32,388

MELT TYPE INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Sales
Specialty alloys	$30,074	$26,481	$136,178	$158,145
Premium alloys*	3,099	3,899	14,356	17,599
Conversion services and other sales	986	1,316	3,900	4,916

Total net sales	$34,159	$31,696	$154,434	$180,660

END MARKET INFORMATION **

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Sales
Aerospace	$16,692	$16,615	$91,979	$108,791
Power generation	3,242	2,997	14,175	19,212
Oil & gas	3,147	4,098	12,392	17,094
Heavy equipment	6,833	2,937	20,109	15,961
General industrial, conversion services and other sales	4,245	5,049	15,779	19,602

Total net sales	$34,159	$31,696	$154,434	$180,660

*	Premium alloys represent all vacuum induction melted (VIM) products.
**	The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, that they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015
Assets
Cash	$75	$112
Accounts receivable, net	19,437	17,683
Inventory, net	91,342	83,373
Other current assets	2,729	2,584

Total current assets	113,583	103,752
Property, plant and equipment, net	182,398	193,505
Other long-term assets	64	45

Total assets	$296,045	$297,302

Liabilities and Stockholders’ Equity
Accounts payable	$19,906	$11,850
Accrued employment costs	3,803	3,256
Current portion of long-term debt	4,579	3,000
Other current liabilities	898	640

Total current liabilities	29,186	18,746
Long-term debt[1]	67,998	72,884
Deferred income taxes	17,629	20,666
Other long-term liabilities	12	29

Total liabilities	114,825	112,325
Stockholders’ equity	181,220	184,977

Total liabilities and stockholders’ equity	$296,045	$297,302

[1]	Reflects the retrospective adoption of ASC 2015-3, “Simplifying the Presentation of Debt Issuance Costs” which resulted in the reclassification of $1,253 of deferred financing costs from other long-term assets to a reduction of debt at December 31, 2015 to be consistent with the current period presentation.

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended December 31,
	2016	2015
Operating activities:
Net (loss) income	$(5,347)	$(20,672)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	18,533	18,608
Deferred income tax	(3,525)	(12,060)
Write-off of deferred financing costs	768	—
Share-based compensation expense, net	1,405	1,865
Net gain on asset disposals	(340)	—
Goodwill impairment	—	20,268
Changes in assets and liabilities:
Accounts receivable, net	(1,754)	11,374
Inventory, net	(9,155)	15,929
Accounts payable	7,096	(13,009)
Accrued employment costs	547	(2,755)
Income taxes	200	(248)
Other, net	(22)	(130)

Net cash provided by operating activities	8,406	19,170

Investing activities:
Capital expenditures	(4,376)	(9,551)
Proceeds from sale of property, plant and equipment	1,571	—
Proceeds from insurance recovery	—	218

Net cash used in investing activities	(2,805)	(9,333)

Financing activities:
Borrowings under revolving credit facility	241,152	73,515
Payments on revolving credit facility	(259,243)	(80,253)
Borrowings under term loan facility	30,000	—
Payments on term loan facility, capital leases, and convertible notes	(17,448)	(3,000)
Proceeds from the issuance of common stock	651	455
Payment of deferred financing costs	(750)	(584)

Net cash used in financing activities	(5,638)	(9,867)

Net decrease in cash	(37)	(30)
Cash at beginning of period	112	142

Cash at end of period	$75	$112

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net loss	$(1,585)	$(3,396)	$(5,347)	$(20,672)
Interest expense	928	511	3,659	2,324
Benefit for income taxes	(877)	(2,497)	(3,526)	(12,144)
Depreciation and amortization	4,699	4,499	18,533	18,608

EBITDA	3,165	(883)	13,319	(11,884)
Share-based compensation expense	433	378	1,405	1,865
Write-off of deferred financing costs	—	—	768	—
Goodwill Impairment	—	—	—	20,268

Adjusted EBITDA	$3,598	$(505)	$15,492	$10,249